CUSIP NO. [None]	13G	Page 9 of 9
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
     EXECUTED this 3rd day of November, 2006.

LACUNA VENTURE FUND LLLP
By: Lacuna Ventures GP LLLP, its general partner
By: Lacuna, LLC, its general partner

By: /s/ J.K. Hullett J.K. Hullett, Member

LACUNA VENTURES GP LLLP
By: Lacuna, LLC, its general partner

By: /s/ J.K. Hullett J.K. Hullett, Member

LACUNA, LLC

By: /s/ J.K. Hullett J.K. Hullett, Member